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            AGREEMENT RELATING TO GRANT OF INTANGIBLE TRANSITION PROPERTY


                                       between



                                ILLINOIS POWER COMPANY



                                         and


               ILLINOIS POWER SECURITIZATION LIMITED LIABILITY COMPANY







                             Dated as of December 1, 1998


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



                                TABLE OF CONTENTS

ARTICLE I
     DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
          SECTION 1.01.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . 2
          SECTION 1.02.  OTHER DEFINITIONAL PROVISIONS . . . . . . . . . . . . 2

ARTICLE II
     GRANT OF TRANSITION PROPERTY. . . . . . . . . . . . . . . . . . . . . . . 3
          SECTION 2.01.  GRANT OF TRANSITION PROPERTY. . . . . . . . . . . . . 3

ARTICLE III
     REPRESENTATIONS AND WARRANTIES OF ILLINOIS POWER. . . . . . . . . . . . . 4
          SECTION 3.01.  ORGANIZATION AND GOOD STANDING. . . . . . . . . . . . 5
          SECTION 3.02.  DUE QUALIFICATION . . . . . . . . . . . . . . . . . . 5
          SECTION 3.03.  POWER AND AUTHORITY . . . . . . . . . . . . . . . . . 5
          SECTION 3.04.  BINDING OBLIGATION. . . . . . . . . . . . . . . . . . 5
          SECTION 3.05.  NO VIOLATION. . . . . . . . . . . . . . . . . . . . . 6
          SECTION 3.06.  NO PROCEEDINGS. . . . . . . . . . . . . . . . . . . . 6
          SECTION 3.07.  APPROVALS . . . . . . . . . . . . . . . . . . . . . . 7
          SECTION 3.08.  THE 1998 TRANSITION PROPERTY. . . . . . . . . . . . . 7

ARTICLE IV
     COVENANTS OF ILLINOIS POWER . . . . . . . . . . . . . . . . . . . . . . .12
          SECTION 4.01.  CORPORATE EXISTENCE . . . . . . . . . . . . . . . . .12
          SECTION 4.02.  NO LIENS. . . . . . . . . . . . . . . . . . . . . . .13
          SECTION 4.03.  DELIVERY OF COLLECTIONS . . . . . . . . . . . . . . .13
          SECTION 4.04.  NOTICE OF LIENS . . . . . . . . . . . . . . . . . . .14
          SECTION 4.05.  COMPLIANCE WITH LAW . . . . . . . . . . . . . . . . .14
          SECTION 4.06.  COVENANTS RELATED TO THE 1998
                         TRANSITION PROPERTY AND THE NOTES . . . . . . . . . .14
          SECTION 4.07.  PROTECTION OF TITLE . . . . . . . . . . . . . . . . .16
          SECTION 4.08.  NONPETITION COVENANTS . . . . . . . . . . . . . . . .17
          SECTION 4.09.  TAXES . . . . . . . . . . . . . . . . . . . . . . . .17
          SECTION 4.10.  CONTRACTS FOR NON-TARIFFED SERVICES . . . . . . . . .18
          SECTION 4.11.  PRESERVATION OF RIGHT OF NOTEHOLDERS
                         TO RECEIVE PAYMENT. . . . . . . . . . . . . . . . . .18

ARTICLE V
     ILLINOIS POWER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
          SECTION 5.01.  LIABILITY OF ILLINOIS POWER; INDEMNITIES. . . . . . .19
          SECTION 5.02.  MERGER OR CONSOLIDATION OF OR ASSUMPTION OF THE
                         OBLIGATIONS OF ILLINOIS POWER . . . . . . . . . . . .21

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          SECTION 5.03.  LIMITATION ON LIABILITY OF ILLINOIS
                         POWER AND OTHERS. . . . . . . . . . . . . . . . . . .22

ARTICLE VI
     MISCELLANEOUS PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . .23
          SECTION 6.01.  AMENDMENT . . . . . . . . . . . . . . . . . . . . . .23
          SECTION 6.02.  NOTICES.. . . . . . . . . . . . . . . . . . . . . . .24
          SECTION 6.03.  ASSIGNMENT. . . . . . . . . . . . . . . . . . . . . .25
          SECTION 6.04.  LIMITATIONS ON RIGHTS OF OTHERS . . . . . . . . . . .25
          SECTION 6.05.  SEVERABILITY. . . . . . . . . . . . . . . . . . . . .25
          SECTION 6.06.  SEPARATE COUNTERPARTS . . . . . . . . . . . . . . . .25
          SECTION 6.07.  HEADINGS. . . . . . . . . . . . . . . . . . . . . . .25
          SECTION 6.08.  GOVERNING LAW . . . . . . . . . . . . . . . . . . . .26
          SECTION 6.09.  ASSIGNMENTS TO NOTE ISSUER AND
                         INDENTURE TRUSTEE . . . . . . . . . . . . . . . . . .26
          SECTION 6.10.  HOLDERS AS THIRD-PARTY BENEFICIARIES. . . . . . . . .26
          SECTION 6.11.  REPRESENTATIONS AND INDEMNITIES TO SURVIVE. . . . . .27

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


     AGREEMENT RELATING TO GRANT OF INTANGIBLE TRANSITION PROPERTY (as the same may be hereafter amended, supplemented or otherwise modified from time to time, this "Agreement") dated as of December 1, 1998, between ILLINOIS POWER COMPANY, an Illinois corporation ("Illinois Power"), and ILLINOIS POWER SECURITIZATION LIMITED LIABILITY COMPANY, a Delaware limited liability company (the "Grantee").

     WHEREAS, Illinois Power filed the Application with the ICC pursuant to
Section 18-103 of the Funding Law requesting the issuance of a transitional funding order;

     WHEREAS, Illinois Power requested in the Application that the transitional funding order (i) establish, create and grant rights, in favor of the Grantee, in and to "intangible transition property" (as defined in Section 18-102 of the Funding Law) in the aggregate amount of $1,634,000,000; and (ii) establish and create "instrument funding charges" as defined in
Section 18-102 of the Funding Law, granting the right to impose and receive certain non-bypassable charges expressed in cents per kilowatt hour from and after the effective date of the associated tariff;

     WHEREAS, the ICC issued the 1998 Funding Order on September 10, 1998, which created and established the intangible transition property requested by Illinois Power in the Application;

     WHEREAS, the 1998 Funding Order granted to and vested in the Grantee, as current and original property rights, and not by assignment from Illinois Power, all right, title and interest to impose and receive the IFCs authorized by and under the 1998 Funding Order and all related revenues, collections, claims, payments, money or proceeds thereof, including all right, title and interest of the Grantee in, to and under the 1998 Funding Order; and

     WHEREAS, the Grantee has agreed (i) to transfer the 1998 Transition Property to the Note Issuer pursuant to the Sale Agreement, and (ii) to pay Illinois Power the net proceeds received by the Grantee from the Note Issuer in connection with such transfer;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.01. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in that certain Indenture (including Appendix A thereto) dated as of the date hereof, between Illinois Power Special Purpose Trust, as the Note Issuer, and Harris Trust and Savings Bank, as the Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

     SECTION 1.02. OTHER DEFINITIONAL PROVISIONS.

     (a) "AGREEMENT" shall have the meaning set forth in the preamble hereto.

     (b) Non-capitalized terms used herein which are defined in the Public Utilities Act shall, as the context requires, have the meanings assigned to such terms in the Public Utilities Act, but without giving effect to amendments to the Public Utilities Act after the date hereof which have a material adverse effect on the Note Issuer or the Holders.

     (c) All terms defined in this Agreement shall have the defined meaning when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

     (d) The words "hereof" "herein," "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to

Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

     (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter forms of such terms.


                                   ARTICLE II

                          GRANT OF TRANSITION PROPERTY

     SECTION 2.01. GRANT OF TRANSITION PROPERTY. In consideration of Illinois Power's actions in requesting that the 1998 Transition Property be created and vested in the Grantee, the Grantee agrees to remit to Illinois Power the net proceeds remitted to it by the Note Issuer from the sale of the Notes. To the extent that, notwithstanding the Funding Law, the Application and the 1998 Funding Order, applicable law provides that Illinois Power has any interest in the 1998 Transition Property or any part thereof, Illinois Power hereby, effective upon the effectiveness of the 1998 Initial Tariff, sells, transfers, assigns, sets over and otherwise conveys to the Grantee without recourse (subject to the obligations herein) all of Illinois Power's right, title and interest, if any, in, to and under the 1998 Transition Property, whether such 1998 Transition Property is fixed, contingent, liquidated, unliquidated, material or immaterial and such sale, transfer, assignment, set over and conveyance shall include, to the fullest extent permitted by the Funding Law, the assignment of all revenues, collections, claims, rights, payments, money or proceeds of or arising from the IFCs pursuant to the 1998 Funding Order and the 1998 Initial Tariff, including, without limitation, any contractual rights to collect IFCs from Customers and Allocable IFC Revenue

Amounts). Such sale, transfer, assignment, set over and conveyance by Illinois Power is expressly stated to be a present absolute transfer, and pursuant to Section 18-108 of the Funding Law, shall be treated as a present absolute transfer (as in a true sale), and not as a pledge or other financing, of the 1998 Transition Property. The previous sentence is the express statement referred to in Section 18-108 of the Funding Law. To the extent that, notwithstanding the Funding Law, the Application and the 1998 Funding Order, Illinois Power is deemed to have any interest in the 1998 Transition Property or any part thereof under applicable law, and if the foregoing sale, transfer, assignment, set over and conveyance is held not to be an absolute transfer (as in a true sale) as contemplated under Section 18-108 of the Funding Law, then such sale, transfer, assignment, set over and conveyance shall be treated as a pledge of the 1998 Transition Property and Illinois Power shall be deemed to have granted a security interest to the Grantee in the 1998 Transition Property and the proceeds thereof.


                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF ILLINOIS POWER

     Illinois Power makes the following representations and warranties, as of the Closing Date, on which the Grantee has relied in selling the 1998 Transition Property to the Note Issuer. These representations and warranties shall survive (i) the grant of the 1998 Transition Property to the Grantee pursuant to the 1998 Funding Order and the 1998 Initial Tariff, (ii) to the extent that Illinois Power has any interest in the 1998 Transition Property or any part thereof, the sale, transfer, assignment, set over and conveyance by Illinois Power contemplated hereby, (iii) the sale, transfer, assignment, set over and conveyance of the 1998 Transition Property and Related Assets to the Note

Issuer and (iv) the pledge thereof to the Indenture Trustee pursuant to the Indenture and (v) the issuance of the Notes.

     SECTION 3.01. ORGANIZATION AND GOOD STANDING. Illinois Power is duly organized and validly existing as a corporation in good standing under the laws of the State of Illinois, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has the requisite power, authority and legal right to request that the ICC issue the 1998 Funding Order. Illinois Power is engaged in the generation, transmission, distribution and sale of electricity to the public in Illinois, is a public utility within the meaning of Section 3-105 of the Public Utilities Act and is an electric utility within the meaning of the Funding Law and Article XVI of the Public Utilities Act.

     SECTION 3.02. DUE QUALIFICATION. Illinois Power is duly qualified to do business as a corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, licenses or approvals (except where the failure to so qualify would not be reasonably likely to have a material adverse effect on Illinois Power's business, operations, assets, revenues or properties).

     SECTION 3.03. POWER AND AUTHORITY. Illinois Power has the requisite power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by Illinois Power by all necessary corporate action.

     SECTION 3.04. BINDING OBLIGATION. This Agreement constitutes a legal, valid and binding obligation of Illinois Power enforceable against Illinois Power in accordance with its terms, subject to applicable insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting creditors' rights generally from time to time in effect and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

     SECTION 3.05. NO VIOLATION. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not
(i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the Articles of Incorporation or by-laws of Illinois Power, or any indenture, agreement or other instrument to which Illinois Power is a party or by which it shall be bound; (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument; or (iii) violate any law or any order, rule or regulation applicable to Illinois Power of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Illinois Power or its properties.

     SECTION 3.06. NO PROCEEDINGS. There are no proceedings or investigations pending or, to Illinois Power's knowledge, threatened, before any court, Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Illinois Power or its properties involving or relating to Illinois Power or the Grantee or to Illinois Power's knowledge, any other Person: (i) asserting the invalidity of the Funding Law, this Agreement, any of the other Basic Documents or the Notes, (ii) seeking to prevent the grant of the 1998 Transition Property to the Grantee or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect Illinois Power's performance of its obligations under, or the validity or enforceability of, this Agreement, any of the other Basic Documents or the Notes, or (iv) which could reasonably be expected to adversely affect the Federal or state income tax attributes of the Notes.

     SECTION 3.07. APPROVALS. No approval, authorization, consent, order or other action of, or filing with, any court, Federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with Illinois Power's execution and delivery of this Agreement, Illinois Power's performance of the transactions contemplated hereby or Illinois Power's fulfillment of the terms hereof, except those that have been obtained or made (it being understood that Illinois Power nonetheless has ongoing legal obligations to make future filings with the ICC relating to Illinois Power's use of proceeds from the transactions contemplated hereby and the final terms of each Series of Notes issued pursuant to the Indenture).

     SECTION 3.08. THE 1998 TRANSITION PROPERTY.

     (a) INFORMATION. All information provided by Illinois Power to the Grantee with respect to the 1998 Transition Property (including the 1998 Funding Order and the 1998 Initial Tariff) is correct in all material respects.

     (b) TITLE. It is the intention of the parties hereto that the vesting of the 1998 Transition Property in the Grantee as contemplated by the 1998 Funding Order shall be irrevocable and enforceable against Illinois Power and its successors and that no interest in or title to the 1998 Transition Property shall be part of Illinois Power's estate in the event of the filing of a bankruptcy petition by or against Illinois Power under any bankruptcy law. Accordingly, Illinois Power reaffirms that it has no right, title or interest in and to the 1998 Transition Property and any sale, transfer, assignment, set over and conveyance which may nonetheless be contemplated by Section 2.01 hereof shall constitute an absolute transfer to the Grantee, within the meaning of Section 18-108 of the Funding Law, of any right, title and interest Illinois Power may otherwise have had in the 1998 Transition Property (or any part thereof) created by, under and pursuant to the 1998 Funding Order, such transfer is irrevocable and enforceable against Illinois Power and its successors, and no interest in or title to the 1998 Transition Property shall be part of Illinois Power's estate in the event of the filing of a bankruptcy petition by or against Illinois Power under any bankruptcy law. No portion of the 1998 Transition Property has been sold, transferred, assigned, pledged or otherwise conveyed by Illinois Power to any Person other than the Grantee. Immediately prior to the transactions contemplated hereunder, Illinois Power's right, title and interest in and to all of its rights to payment under Applicable Rates is free and clear of all Liens and rights of any other Person, and no offsets, defenses or counterclaims exist or have been asserted with respect thereto.

     (c) TRANSFER FILINGS. The 1998 Transition Property has been validly granted and vested in the Grantee pursuant to the 1998 Funding Order and, to the extent applicable, this Agreement, and the Grantee owns all right, title and interest to the 1998 Transition Property, free and clear of all Liens and rights of any other Person (other than Liens created pursuant to the Sale Agreement and the Indenture), and all filings to be made by Illinois Power (including filings with the ICC under the Funding Law) necessary in any jurisdiction to give the Grantee a first priority perfected ownership interest in the 1998 Transition Property, free and clear of all Liens, have been made. No further action is required under Illinois law to maintain such ownership interest in the 1998 Transition Property. No further action, other than any filings or other steps required to be taken with respect to proceeds or on account of events occurring after the date hereof by Sections 9-103, 9-304, 9-306,

9-402(7) or 9-403(2)-(3) of the UCC, is required to maintain such first priority perfected ownership interest in the Related Assets.

     (d) STATE PLEDGE. The State of Illinois has agreed with the Holders, pursuant to Section 18-105(b) of the Funding Law, as follows:

            "(b)   The State pledges to and agrees with the holders of any
     transitional funding instruments who may enter into contracts with an electric utility, grantee, assignee or issuer pursuant to this Article XVIII that the State will not in any way limit, alter, impair or reduce the value of intangible transition property created by, or instrument funding charges approved by, a transitional funding order so as to impair the terms of any contract made by such electric utility, grantee, assignee or issuer with such holders or in any way impair the rights and remedies of such holders until the pertinent grantee instruments or, if the related transitional funding order does not provide for the issuance of grantee instruments, the pertinent transitional funding instruments and interest, premium and other fees, costs and charges related thereto, as the case may be, are fully paid and discharged. Electric utilities, grantees and issuers are authorized to include these pledges and agreements of the State in any contract with the holders of transitional funding instruments or with any assignees pursuant to this Article XVIII and any assignees are similarly authorized to include these pledges and agreements of the State in any contract with any issuer, holder or any other assignee. Nothing in this Article XVIII shall preclude the State of Illinois from requiring adjustments as may otherwise be allowed by law to the electric utility's base rates, transition charges, delivery services charges, or other charges for tariffed services, so long as any such adjustment does not directly affect or impair any instrument funding charges previously authorized by a transitional funding order issued by the [ICC]."

As a result of the foregoing pledge, the State of Illinois may not, except as provided in the succeeding sentence, in any way reduce, postpone, impair or terminate the 1998 Transition Property in a manner substantially impairing the Indenture or the rights and remedies of the Holders (and consequently, may not revoke, reduce, postpone or terminate the 1998 Funding Order or the rights of the Holders to receive IFC Payments and all other proceeds of the 1998 Transition Property), until the Notes, together with interest thereon, are fully paid and discharged. Notwithstanding the immediately preceding sentence, the State would be allowed to effect a temporary impairment of the

Holders' rights if it could be shown that a temporary impairment was necessary to advance a significant and legitimate public purpose.

     (e) 1998 FUNDING ORDER AND TARIFFS; OTHER APPROVALS. (i) Illinois Power was authorized to file the Application, (ii) Illinois Power filed the Application with the ICC on June 24, 1998, in proper form, requesting the issuance of a transitional funding order; (iii) the 1998 Funding Order and 1998 Initial Tariff established, created and granted rights in and to intangible transition property in an aggregate amount of $1.634 billion, and the 1998 Transition Property and the right to impose and collect IFCs constitute current and original property rights vested in the Grantee to the fullest extent permitted by law; (iv) the 1998 Funding Order has been duly entered by the ICC, is valid and binding, is Final and is in full force and effect; (v) the 1998 Initial Tariff is in full force and effect, is valid and binding, and is not subject to modification by the ICC except as provided under the Funding Law; (vi) as of the issuance of the Notes, the Notes are entitled to the protections provided in Section 18-104(c) of the Funding Law and, accordingly, the 1998 Funding Order, the 1998 Transition Property and the IFCs are not revocable by the ICC; (vii) the ICC may not reduce, postpone, impair or terminate the 1998 Transition Property, the 1998 Funding Order or the IFCs; (viii) the process by which the 1998 Funding Order was adopted and approved and the 1998 Initial Tariff was filed, and the 1998 Funding Order and the 1998 Initial Tariff themselves, comply with all applicable laws, rules and regulations and the ICC may not revoke, amend or otherwise change the 1998 Initial Tariff in any manner which would defeat the expectations of the Holders to receive IFC Payments on a timely basis; and
(ix) no other approval, authorization, consent, order or other action of, or filing with, any court, Federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the creation and grant of the 1998

Transition Property, except those that have been obtained or made and those filings described in Section 3.07.

     (f) ASSUMPTIONS. The assumptions used in calculating the IFCs are reasonable and made in good faith.

     (g) CREATION OF 1998 TRANSITION PROPERTY. Upon the effectiveness of the 1998 Initial Tariff: (i) all of the 1998 Transition Property constitutes a current property right vested in the Grantee; (ii) the 1998 Transition Property includes, without limitation, (A) the right, title and interest in the IFCs authorized under the 1998 Funding Order, as adjusted from time to time, (B) the right, title and interest in all revenues, collections, claims, payments, money or proceeds of or arising from the IFCs set forth in the 1998 Initial Tariff, and (C) all rights to compel Illinois Power, as Servicer (or any successor), to file for and obtain adjustments to the IFCs pursuant to the 1998 Funding Order; and (iii) the Grantee is entitled to impose and collect the IFCs described in the 1998 Funding Order and the 1998 Initial Tariff in an aggregate amount equal to the principal amount of the Notes, all interest thereon, all amounts required to be deposited in the Reserve Subaccount, the Over-collateralization Subaccount and the Capital Subaccount, and all related fees, costs and expenses in respect of the Notes until they have been paid in full, subject only to the $1.634 billion limitation set forth in the 1998 Funding Order as to the maximum dollar amount of 1998 Transition Property created thereunder.

     (h) PROPERTY OF GRANTEE. To the fullest extent permitted by the Funding Law and all other applicable law, the 1998 Transition Property and the right to impose and collect IFCs contemplated thereunder constitute current property rights of the Grantee and its assigns, including the Note Issuer and its assigns (including the Indenture Trustee on behalf of the Holders), which property has been placed beyond the reach of Illinois Power and its creditors, as in a true sale, and which property rights may not be limited, altered, impaired, reduced or otherwise terminated by any subsequent actions of Illinois Power or any third party and which shall, to the full extent permitted by law, be enforceable against Illinois Power, its successors and assigns, and all other third parties (including judicial lien creditors) claiming an interest therein by or through Illinois Power or its successors and assigns.

     (i) NATURE OF REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in this SECTION 3.08, insofar as they involve conclusions of law, are made not on the basis that Illinois Power purports to be a legal expert or to be rendering legal advice, but rather to reflect the parties' good faith understanding of the legal basis on which the parties are entering into this Agreement and the other Basic Documents and the basis on which the Holders are purchasing the Notes, and to reflect the parties' agreement that, if such understanding turns out to be incorrect or inaccurate, Illinois Power will be obligated to indemnify the Grantee and its permitted assigns, and that the Grantee and its permitted assigns will be entitled to enforce any rights and remedies under the documents, on account of such inaccuracy to the same extent as if Illinois Power had breached any other representations or warranties hereunder.


                                   ARTICLE IV

                           COVENANTS OF ILLINOIS POWER

     SECTION 4.01. CORPORATE EXISTENCE. So long as any of the Notes are outstanding, Illinois Power (a) will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the State of Illinois (unless it becomes, or any successor to Illinois

Power hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case Illinois Power will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction), (b) will obtain and preserve its qualification to do business, in each case to the extent that in each such jurisdiction such existence or qualification is or shall be necessary to protect the validity and enforceability of this Agreement, and any of the other Basic Documents to which Illinois Power is a party and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby and (c) at all times hereafter, neither Illinois Power nor any successor will cause or permit the Grantee or the Note Issuer to elect to be classified as an association taxable as a corporation for federal income tax purposes.

     SECTION 4.02. NO LIENS. Except for the conveyances hereunder, Illinois Power (i) will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume, suffer to exist or otherwise assert any Lien on, any of the 1998 Transition Property or any interest therein, (ii) will not at any time assert any Lien against or with respect to any of the 1998 Transition Property in its capacity as Servicer or otherwise, (iii) will not seek to limit, alter, impair, reduce or otherwise terminate the property rights of the Grantee or any assignee of the Grantee, and (iv) shall defend the right, title and interest of the Grantee or the Note Issuer in, to and under the 1998 Transition Property against all claims of third parties claiming through or under Illinois Power.

     SECTION 4.03. DELIVERY OF COLLECTIONS. If Illinois Power receives collections in respect of the IFCs or the proceeds thereof, or in replacement therefor, including, without limitation, any Allocable IFC Revenue Amounts, Illinois Power agrees to hold such payments in trust for the Servicer and to pay the Servicer all payments received by Illinois Power in respect thereof as soon as practicable after receipt thereof by Illinois Power, but in no event later than two Business Days after such receipt.

     SECTION 4.04. NOTICE OF LIENS. Illinois Power shall notify the Grantee, the Note Issuer and the Indenture Trustee in writing promptly after becoming aware of any Lien on any of the 1998 Transition Property other than the conveyances hereunder, under the Sale Agreement and under the Indenture.

     SECTION 4.05. COMPLIANCE WITH LAW. Illinois Power shall comply with its organizational or governing documents and all laws, treaties, rules, regulations and determinations of any governmental instrumentality applicable to it, to the extent that failure to so comply would materially adversely affect the Note Issuer's or the Indenture Trustee's interests in the 1998 Transition Property or under any of the Basic Documents, or Illinois Power's performance of its obligations hereunder or under any of the other Basic Documents to which it is party. Without limiting the foregoing, Illinois Power shall comply with applicable laws and regulations regarding its use of proceeds received hereunder, including all applicable provisions of the Funding Law and the 1998 Funding Order.

      SECTION 4.06. COVENANTS RELATED TO THE 1998 TRANSITION PROPERTY AND THE NOTES.

     (a) So long as any of the Notes are outstanding, Illinois Power shall indicate in its financial statements that it is not the owner of the 1998 Transition Property.

     (b) So long as any of the Notes are outstanding, Illinois Power shall not own or purchase any Notes.

     (c) Illinois Power agrees that upon the creation and grant of the 1998 Transition Property to the Grantee pursuant to the 1998 Funding Order and, to the extent applicable, this Agreement, (i) to the fullest extent permitted by law, including applicable ICC Regulations, the Grantee shall have all of the rights of the owner of the 1998 Transition Property (including all of the rights originally held by Illinois Power, if any, with respect to the 1998 Transition Property), including the right (subject to the terms of the Servicing Agreement) to exercise any and all rights and remedies to collect any amounts payable by any Customer or third party collection agent, including any ARES, in respect of the 1998 Transition Property, notwithstanding any objection or direction to the contrary by Illinois Power and (ii) any payment by any Customer or third party collection agent, including any ARES, to the Grantee (or to the Servicer for the benefit of the Grantee) shall discharge such Customer's or third party's obligations in respect of the 1998 Transition Property to the extent of such payment, notwithstanding any objection or direction to the contrary by Illinois Power.

     (d) So long as any of the Notes are outstanding, (i) except with respect to federal and other applicable taxes, Illinois Power shall not make any statement or reference in respect of the 1998 Transition Property that is inconsistent with the ownership interest of the Grantee, and (ii) Illinois Power shall not take any action in respect of the 1998 Transition Property except solely in its capacity as the Servicer under the Servicing Agreement or as otherwise contemplated by the Basic Documents.

     (e) So long as any of the Notes are outstanding, Illinois Power shall not, except as required by applicable law, initiate any material changes to its policies and procedures pertaining to credit (including requirements for deposits from Customers), billing, collections (including procedures for disconnection of service for non-payment) and restoration of service after disconnection, and shall not initiate any changes in any ICC tariffs relating to the foregoing matters which are likely to materially and adversely affect Illinois Power's ability to make timely recovery of amounts billed to Customers.

     (f) If Illinois Power determines that the aggregate dollar amount of IFCs to be imposed and collected is reasonably likely to exceed the maximum dollar amount of Intangible Transition Property authorized by the 1998 Funding Order and any Subsequent Funding Orders and any Notes remain outstanding, Illinois Power shall make a good faith effort to take any and all subsequent regulatory action with the ICC reasonably necessary to obtain an order permitting the creation of additional Intangible Transition Property in an amount sufficient to pay such Notes in full.

     SECTION 4.07. PROTECTION OF TITLE. Illinois Power shall execute and file such filings, including filings with the ICC pursuant to the Funding Law, and cause to be executed and filed such filings, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interests of the Grantee or the Note Issuer in the 1998 Transition Property, including all filings required under the Funding Law relating to the grant of the 1998 Transition Property to the Grantee. Illinois Power shall deliver (or cause to be delivered) to the Grantee file-stamped copies of, or filing receipts for, any document filed as provided above, promptly following such filing. Illinois Power shall institute any action or proceeding necessary to compel performance by the ICC or the State of Illinois of any of their obligations or duties under the Funding Law, the 1998 Funding Order, the 1998 Initial Tariff or any amendatory tariff filed pursuant to Section 18-104(k) of the Funding Law, and Illinois Power agrees to take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary to protect the Grantee or the Note Issuer from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation set forth in Article III hereof. The costs of any such actions or proceedings will be payable by Illinois Power. Illinois Power designates the Grantee as its agent and attorney-in-fact to execute any filings with the ICC or other instruments required by the Grantee pursuant to this Section, it being understood that the Grantee shall have no obligation to execute any such instruments.

     SECTION 4.08. NONPETITION COVENANTS. Notwithstanding any prior termination of this Agreement or the Indenture, but subject to the ICC's right to order the sequestration and payment of revenues arising with respect to the 1998 Transition Property notwithstanding any bankruptcy, reorganization or other insolvency proceedings with respect to Illinois Power, the Grantee or any other grantee or assignee of the 1998 Transition Property pursuant to Section 18-107(c)(4) of the Funding Law, Illinois Power shall not, prior to the date which is one year and one day after the termination of the Indenture, acquiesce, petition or otherwise invoke or cause or join with any other Person to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Grantee or the Note Issuer under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of or for the Grantee or the Note Issuer or any substantial part of the property of the Grantee or the Note Issuer, or ordering the winding up or liquidation of the affairs of the Grantee or the Note Issuer.

     SECTION 4.09. TAXES. So long as any of the Notes are outstanding, Illinois Power shall, and shall cause each of its subsidiaries to, pay all material taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a lien on the 1998 Transition Property; PROVIDED that no such tax need be paid if Illinois Power or one of its subsidiaries is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if Illinois Power or such subsidiary has established appropriate reserves as shall be required in conformity with generally accepted accounting principles.

     SECTION 4.10. CONTRACTS FOR NON-TARIFFED SERVICES. Neither Illinois Power nor any successor thereto shall enter into any contract with any Customer obligated (or who would, but for such contract, be obligated) to pay IFCs if, as a result thereof, such Customer would not receive tariffed services, unless the contract provides that the Customer will pay an amount to the Grantee or its assigns or to Illinois Power, as Servicer, as applicable, equal to the amount such Customer would pay in IFCs if the services provided under such contract were tariffed services, and that the Grantee, or if Notes have been issued pursuant to the 1998 Funding Order, the
Note Issuer, shall be a third-party beneficiary of such provision of such contract. Any revenues received by Illinois Power or such successor from any such contract services shall, to the extent of the authorized amount of the IFCs included therein (or deemed included therein pursuant to the 1998 Funding Order and this Section), be deemed to be proceeds of, and included in, the 1998 Transition Property.

     SECTION 4.11. PRESERVATION OF RIGHT OF NOTEHOLDERS TO RECEIVE PAYMENT. In addition to any obligations of Illinois Power under the Servicing Agreement, Illinois Power recognizes and agrees that any impairment of the rights of Holders with respect to the collection of IFCs and payments on the Notes, arising from a repeal of, modification of or supplement to or declaration of invalidity of the Amendatory Act and/or the Funding Law occurring after Illinois Power and its

Affiliates received the proceeds of such Notes, would not be equitable. Illinois Power agrees, in consideration of the receipt of such proceeds, to take any and all actions reasonably necessary to preserve the rights of Holders with respect to payments on the Notes out of the payments represented by IFCs or their equivalent, including, but not limited to, (i) making appropriate filings with the State of Illinois, the ICC or other regulatory bodies to defend, preserve and create on behalf of Holders the right to receive payments as provided in the Notes, (ii) defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be necessary to block or overturn any attempts to cause a repeal of, modification of or supplement to or judicial invalidation of the Amendatory Act or any Funding Order or the rights of holders of Intangible Transition Property by legislative enactment or otherwise that would be adverse to the Grantee, the Note Issuer or any Holders, and (iii) unless otherwise expressly prohibited by applicable law or judicial or regulatory order in effect at such time, continuing to deduct and pay over to the Servicer for the benefit of the Note Issuer all IFCs and IFC Payments or equivalent revenues received by Illinois Power notwithstanding any repeal of, modification of or supplement to or declaration of invalidity of the Amendatory Act, the Funding Law and/or the Funding Order.

                                     ARTICLE V

                                   ILLINOIS POWER

     SECTION 5.01. LIABILITY OF ILLINOIS POWER; INDEMNITIES.

     (a) Illinois Power shall indemnify the Grantee, the Note Issuer, the Indenture Trustee and the Delaware Trustee and each of their respective officers, directors, employees and agents for, and defend and hold harmless each such Person from and against, any and all taxes (i) that may at any time be imposed on or asserted against any such Person as a result of the grant of the 1998 Transition Property to the Grantee, or (ii) that may be imposed on or asserted against any such Person under existing law as of the Series Issuance Date as a result of the Grantee's ownership and assignment of the 1998 Transition Property, the Note Issuer's issuance and sale of the Notes, or the other transactions contemplated herein, including, in each case, any sales, gross receipt, general corporation, tangible personal property, privilege or license taxes (but excluding any taxes imposed as a result of a failure of such Person to properly withhold or remit taxes imposed with respect to payments on any Notes).

     (b) Illinois Power shall indemnify the Grantee, the Note Issuer, the Indenture Trustee, the Delaware Trustee and the Holders and each of their respective officers, directors, employees and agents for, and defend and hold harmless each such Person from and against, any and all amounts of principal and interest on the Notes not paid when due in accordance with their terms and the amount of any deposits to the Note Issuer required to have been made in accordance with the terms of the Basic Documents which are not made when so required and any and all liabilities, obligations, claims, actions, suits or payments, of any kind whatsoever that may be imposed on or asserted against any such Person, together with any reasonable costs and expenses incurred by such Person (collectively, "Losses"), as a result of Illinois Power's breach of any of its representations, warranties or covenants contained in this Agreement.

     (c) Illinois Power shall pay any and all taxes levied or assessed upon all or any part of the Grantee's property or assets based on existing law as of the Closing Date.

     (d) Indemnification under Sections 5.01(a) through 5.01(c) shall survive the termination of this Agreement and shall include reasonable fees and expenses of investigation and litigation (including reasonable attorneys' fees and expenses).

     SECTION 5.02. MERGER OR CONSOLIDATION OF OR ASSUMPTION OF THE OBLIGATIONS OF ILLINOIS POWER. Any Person (a) into which Illinois Power may be merged or consolidated, (b) which may result from any merger or consolidation to which Illinois Power shall be a party or (c) which may succeed to the properties and assets of Illinois Power substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of Illinois Power hereunder, shall be the successor to Illinois Power under this Agreement without further act on the part of any of the parties to this Agreement; PROVIDED, HOWEVER, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Article III shall have been breached and (if Illinois Power is the Servicer) no Servicer Default, and no event which, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing, (ii) Illinois Power shall have delivered to the Grantee, the Note Issuer, the Delaware Trustee and the Indenture Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iii) Illinois Power shall have delivered to the Grantee, the Note Issuer and the Indenture Trustee an Opinion of Counsel either (x) stating that, in the opinion of such counsel, all filings to be made by Illinois Power, including filings with the ICC pursuant to the Funding Law, have been executed and filed that are necessary to fully preserve and protect the interest of the Grantee in the 1998 Transition Property and reciting the details of such filings, or (y) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests, (iv) the Rating Agencies shall have received prior written notice of such transaction and (v) Illinois Power shall have delivered to the Grantee, the Note Issuer, the Delaware Trustee and the Indenture Trustee an opinion of independent tax counsel (as selected by, and in form and substance reasonably satisfactory to, Illinois Power and which may be based on a ruling from the Internal Revenue Service) to the effect that such consolidation or merger will not result in a material adverse federal income tax consequence to Illinois Power, the Grantee, the
Note Issuer, the Delaware Trustee, the Indenture Trustee or the then existing Holders. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii),
(iii), (iv) and (v) above shall be conditions to the consummation of any transaction referred to in clauses (a), (b) or (c) above. When any Person acquires the properties and assets of Illinois Power substantially as a whole and becomes the successor to Illinois Power in accordance with the terms of this Section 5.02, then upon the satisfaction of all of the other conditions of this Section 5.02, Illinois Power shall automatically and without further notice be released from its obligations hereunder.

     SECTION 5.03. LIMITATION ON LIABILITY OF ILLINOIS POWER AND OTHERS. Illinois Power and any director or officer or employee or agent of Illinois Power may rely in good faith on the advice of counsel or on any document of any kind, PRIMA FACIE properly executed and submitted by any Person, respecting any matters arising hereunder. Subject to Sections 4.07 and 4.11, Illinois Power shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

                                   ARTICLE VI

                             MISCELLANEOUS PROVISIONS

     SECTION 6.01. AMENDMENT. The Agreement may be amended by Illinois Power and the Grantee, with prior written notice given to the Rating Agencies and the prior written consent of the Note Issuer, but without the consent of any of the Holders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Holders; PROVIDED, HOWEVER, that such action shall not, as evidenced by a Illinois Power Officer's Certificate delivered to the Note Issuer, adversely affect in any material respect the interests of any Holder.

     This Agreement may also be amended from time to time by Illinois Power and the Grantee, with prior written notice given to the Rating Agencies and the prior written consent of the Note Issuer, the Indenture Trustee and Holders holding not less than a majority of the Outstanding Amount of the Notes of all Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; PROVIDED, HOWEVER, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, IFC Collections or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes.

     Promptly after the execution of any such amendment or consent, the Grantee shall furnish a copy of such amendment or consent to the Note Issuer, the Indenture Trustee and each of the Rating Agencies.

     It shall not be necessary for the consent of Holders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

     SECTION 6.02. NOTICES. All demands, notices and communications upon or to the Grantee, the Note Issuer, the Indenture Trustee or the Rating Agencies under this Agreement shall be in writing, personally delivered, mailed or sent by telecopy or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of Illinois Power, to Illinois Power Company, 500 South 27th Street, Decatur, Illinois 62525; (b) in the case of the Grantee, to Illinois Power Securitization Limited Liability Company, c/o Illinois Power Company, 500 South 27th Street, Decatur, Illinois 62525; (c) in the case of the Note Issuer, to Transitional Funding Trust, c/o First Union Trust Company, National Association, One Rodney Square, 920 King Street, 1st Floor, Wilmington, Delaware 19801,
Attention: Corporate Trust Administration; (d) in the case of the Indenture Trustee, at the Corporate Trust Office; (e) in the case of Moody's, to Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007; (f) in the case of Standard & Poor's, to Standard & Poor's Corporation, 26 Broadway (10th Floor), New York, New York 10004,
Attention: Asset

Backed Surveillance Department; (g) in the case of Fitch IBCA, to Fitch IBCA, Inc., One State Street Plaza, New York, New York 10004, Attention: ABS Surveillance; or (h) in the case of Duff & Phelps, to Duff & Phelps Credit Rating Co., 17 State Street, 12th Floor, New York, New York 10004, Attention:
Asset Backed Monitoring Group; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

     SECTION 6.03. ASSIGNMENT. Notwithstanding anything to the contrary contained herein, except as provided in Section 5.02, this Agreement may not be assigned by Illinois Power.

     SECTION 6.04. LIMITATIONS ON RIGHTS OF OTHERS. The provisions of this Agreement are solely for the benefit of Illinois Power, the Grantee, the Note Issuer, the Indenture Trustee, the Delaware Trustee and the Holders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the 1998 Transition Property or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

     SECTION 6.05. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 6.06. SEPARATE COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 6.07. HEADINGS. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     SECTION 6.08. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Illinois, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     SECTION 6.09. ASSIGNMENTS TO NOTE ISSUER AND INDENTURE TRUSTEE.
Illinois Power acknowledges and consents to any transfer, pledge, assignment or grant of a security interest by the Grantee to the Note Issuer pursuant to the Sale Agreement, and by the Note Issuer to the Indenture Trustee for the benefit of the Holders pursuant to the Indenture, of all right, title and interest of the Grantee in, to and under the 1998 Transition Property and the proceeds thereof, and the assignment of any or all of the Grantee's rights and obligations hereunder to the Note Issuer and the Indenture Trustee. Illinois Power agrees that the Note Issuer and the Indenture Trustee, as assignees, shall, subject to the terms of the Basic Documents, have the right to enforce this Agreement and to exercise directly all of the Grantee's rights and remedies under this Agreement (including without limitation, the right to give or withhold any consents or approvals of the Grantee to be given or withheld hereunder), and acknowledges that with respect to the sale, transfer, assignment, set over and conveyance of the 1998 Transition Property and Related Assets to the Note Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture, the Note Issuer and the Indenture Trustee have relied on the representations and warranties made by Illinois Power herein.

     SECTION 6.10. HOLDERS AS THIRD-PARTY BENEFICIARIES. Illinois Power and the Grantee agree that the Holders and the Indenture Trustee are express third-party beneficiaries of the provisions of this Agreement and that the Indenture Trustee, on behalf of the Holders, shall have the right to enforce the terms hereof as provided in Section 6.09 hereof. Illinois Power will take all appropriate actions to perfect and maintain the perfection of the Grantee's and the Note Issuer's ownership interest in any of the 1998 Transition Property and to perfect and maintain the perfection of the Indenture Trustee's security interest in such 1998 Transition Property and all other Note Collateral, including the filing of protective UCC financing statements reflecting a first perfected security interest in the 1998 Transition Property and other Note Collateral.

     SECTION 6.11. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. In addition to the survival of representations and warranties as set forth in Article III, (a) the agreements, representations, warranties, indemnities and other statements of Illinois Power or its officers set forth in or made pursuant to this Agreement will remain in full force and effect and will survive the grant of the 1998 Transition Property and the issuance and delivery of the Notes and (b) to the fullest extent permitted by applicable law, the provisions of Articles III, IV and V hereof shall survive the termination, cancellation or invalidity of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                 ILLINOIS POWER COMPANY



                                 By:   /s/ Robert A. Schultz
                                    ---------------------------------------
                                 Name:   Robert A. Schultz
                                 Title:  Vice President - Finance



                                 ILLINOIS POWER SECURITIZATION LIMITED
                                 LIABILITY COMPANY, Grantee


                                 By:    /s/ Eric B. Weekes
                                    ---------------------------------------
                                 Name:   Eric B. Weekes
                                 Title:  Manager